UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2011
RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO	80202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 303-534-4600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Resolute Energy Corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on June 3, 2011 (the “Original 8-K Filing”). The sole purpose of this Amendment No. 1 is to disclose, as required by SEC regulations, the Company’s determination of the frequency of future stockholder advisory votes regarding the compensation of the Company’s named executive officers (the “Say-on-Pay Votes”). No other changes have been made to the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     As reported by the Company in the Original 8-K Filing, at the Company’s 2011 Annual Meeting of Stockholders held on June 2, 2011, a plurality of the Company’s stockholders approved, on an advisory basis, holding future Say-on-Pay Votes on an annual basis. After considering the outcome of such advisory stockholder vote, the Company’s Board of Directors determined that the Company will hold a Say-on-Pay Vote every year, with the next Say-on-Pay Vote to be held at the Company’s 2012 Annual Meeting of Stockholders. The next advisory stockholder vote on the frequency of future Say-on-Pay votes will be held no later than at the Company’s 2017 Annual Meeting of Stockholders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE ENERGY CORPORATION
	By:	/s/ James M. Piccone
James M. Piccone
Date: August 8, 2011		President